UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 27, 2004

CORN PRODUCTS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13397 (Commission File Number)	22-3514823 (IRS Employer Identification No.)

5 Westbrook Corporate Center, Westchester, Illinois (Address of Principal Executive Offices)	60154-5749 (Zip Code)

(708) 551-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On December 27, 2004, Corn Products International, Inc. (the “Registrant”) issued a press release announcing that it has entered into an agreement to acquire the remaining 25 percent ownership interest in its Korean business from the minority interest shareholder, Doosan Corporation, for approximately $65 million. The transaction is expected to close on December 29, 2004, at which time the Registrant’s ownership interest in this South Korean subsidiary will increase to 100 percent. A copy of the Registrant’s press release is attached hereto as Exhibit 99.

Exhibit 99     Press Release dated December 27, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORN PRODUCTS INTERNATIONAL, INC.
Date: December 27, 2004	By:	/s/ Cheryl K. Beebe
Cheryl K. Beebe
Vice President and Chief Financial Officer